Exhibit 10.40

INDEMNITY AGREEMENT

AGREEMENT, dated as of •, 2006, between NTL Incorporated, a Delaware corporation and its affiliated entities (the “Company”), and • (the “Indemnitee”).

WHEREAS, Indemnitee has agreed to serve, and is serving, as a director of the Company, at the request of the Board of Directors of the Company (the “Board of Directors”);

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and senior management of public companies and their subsidiaries in the current environment;

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated By-laws of the Company (the “By-laws”) require the Company to indemnify and advance expenses to any person who is or was serving or who had agreed to serve at the request of the Board of Directors as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), as the same exists or is hereafter amended, and the Indemnitee has been serving, and continues to serve, as a director of the Company in reliance on such provisions;

WHEREAS, Section 145(f) of the DGCL expressly recognizes that the provisions for the indemnification and advancement of expenses granted by the DGCL are not exclusive of any other rights to which a person seeking indemnification or advancement may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and this Agreement is being entered into pursuant to such provision;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against any potential personal liability in order to assure Indemnitee’s continued service to the Company as a director in an effective manner and Indemnitee’s reliance on the aforesaid provisions of the Certificate of Incorporation and By-laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation and By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation or any change in the composition of the Company’s Board of Directors or acquisition of the Company), the Company wishes to provide in this Agreement for the Indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under any applicable directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the foregoing premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     CERTAIN DEFINITIONS.

(a) Change in Control of the Company: shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the Company merges or consolidates with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all the Company’s assets.

(b) Claim:  is any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c) Expenses: include attorneys’ and other professional fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(d) Indemnifiable Event:  is any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust or other entity, or by reason of anything done or not done by Indemnitee in any such capacity.

(e) Indemnification Period:  shall be such period as the Indemnitee shall continue to serve as a director, officer, employee, agent or fiduciary of the Company, or shall continue at the request of the Company to serve as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust or other entity, and thereafter so long as the Indemnitee shall be subject to any possible Claim arising out of the Indemnitee’s tenure in the foregoing positions.

(f) Losses:  are any judgments, fines, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Claim.

(g) Reviewing Party:  shall mean the persons identified in Article VII, Section 3 of the By-Laws with respect to the determination of a claimants’ entitlement to indemnification or, if there has been a Change in Control, the special independent counsel referred to in subsection 3(c) hereof.

2.     INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Subject to the limitations set forth herein and in Section 3 hereof, the Company hereby agrees to indemnify Indemnitee as follows:

(a) Basic Indemnification.  The Company shall hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted (i) by the DGCL, or any other applicable law, the Certificate of Incorporation and the By-Laws as in effect on the date hereof, or (ii) by any amendment, modification or restatement of any of the above authorizing or permitting such indemnification which is adopted after the date hereof (but in the case of any such amendment, modification or restatement, only to the extent that such amendment modification or restatement permits the Company to provide broader indemnification rights than the Company was permitted to provide immediately prior to such amendment, modification or restatement).

(b) Additional Indemnification.  Without limiting the generality of subsection 2(a) hereof, and subject to the terms of Section 3, in the event Indemnitee is, was or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, or arising, in whole or in part, out of or in connection with an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable after written demand is presented to the Company but no later than the time periods prescribed in this Agreement, against any and all Expenses and Losses related to or arising, in whole or in part, out of or in connection with such Claim in accordance with the procedures set forth in the By-laws (or, to the extent that the By-laws are not expressly applicable to such Claim, in accordance with the procedures set forth in the By-laws as though such procedures were applicable to such Claim) and this Agreement.

(c) Advancement of Expenses; Enforcement.  In the event that the Indemnitee is, was or becomes a party to or witness or other participant in any Claim by reason of an Indemnifiable Event, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, or arising out of, in whole or in part, or in connection with an Indemnifiable Event, if so requested by Indemnitee by written demand, the Company shall advance to Indemnitee (within ten (10) days of receipt of such request) any and all related Expenses, including Expenses reasonably expected to be incurred by Indemnitee within three months (such advanced Expenses, “Advances”).  In addition, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall pay Advances (within ten (10) days of receipt of such request) to Indemnitee in respect of such Expenses which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) enforcement of this Agreement, including, without limitation, indemnification of Expenses and/or Advances by the Company under this Agreement or any other agreement or Company By-law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Advances, or insurance recovery, as the case may be.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Advances, without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement, and without regard to any determination by a Reviewing Party under Section 3(a) hereof.  The execution and delivery to the Company of this Agreement shall constitute an undertaking by the Indemnitee, to the extent that the Indemnitee is required by law to make such an undertaking, to repay Advances to the extent that it is ultimately determined, in accordance with the By-Laws and Section 3 of this Agreement, that Indemnitee is not entitled to be indemnified by the Company.

(d) Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses or Expenses,

but not, however, for the entire total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e) Contribution. In the event that, as a result of the foregoing indemnity being unavailable to the Indemnitee because such indemnification is determined to be unenforceable, the Company shall contribute to the Losses and Expenses paid or payable by such Indemnitee in respect of any Claim by reason of, or arising, in whole or in part, out of or in connection with an Indemnifiable Event, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the matters as to which such Losses or Expenses relate.

3.     PROCEDURAL MATTERS

                (a)  Determination of Reviewing Party.  The obligations of the Company set forth in Section 2 hereof other than the obligations of the Company set forth in Section 2(c) shall not apply if the Reviewing Party shall determine within sixty (60) days of the Indemnitee’s written demand in accordance with Article VII, Section 3 of the Bylaws, that Indemnitee is not permitted to be so indemnified under applicable law, provided, however, that

(i)            if the Reviewing Party determines that Indemnitee substantively is not permitted to be indemnified in whole or in part under applicable law, and the Indemnitee commences litigation in any court in the States of New York or Delaware seeking an order or judgment by the court equivalent to the determination of the Reviewing Party or challenging any such determination by the Reviewing Party or any aspect thereof within sixty (60) days of receiving notice of such determination, then the determination by the Reviewing Party or such aspect so challenged shall have no effect; and

(ii)           if there is no determination by the Reviewing Party within sixty (60) days of the Indemnitee’s written demand as described in Article VII, Section 3 of the By-Laws, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a final judicial determination that all or any part of such indemnification is prohibited under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time in order to make the determination.

(b) Burden of Proof; Procedure.  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proof shall be on the Company to establish by clear and convincing evidence that Indemnitee is not so entitled.  Each of the Indemnitee and the Company shall be entitled to present evidence to the Reviewing Party, to comment to the Reviewing Party on the evidence presented by the other party, and to communicate with and make representations to the Reviewing Party (so long as the other party is given a reasonable opportunity to be present at any oral presentation or to review and respond to any written presentation).  The Reviewing Party will communicate its determination to the parties without any specification of findings or reasoning.  The determination of the Reviewing Party shall be given no deference or precedential effect in any judicial proceeding.

(c) Change in Control of the Company.  The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement, any other agreements, the Certificate of Incorporation or the By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Board of Directors (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (other than in connection with such matters) or Indemnitee.  Without limiting the Company’s obligation under the immediately preceding sentence not to unreasonably withhold its consent to counsel selected by Indemnitee, in the event that Indemnitee and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five nationally recognized law firms each headquartered in New York City, New York, each having no less than 250 lawyers.  Such selection shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect).  Such special independent counsel, among other things, shall determine whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law and shall render in a timely manner its written opinion to the Company and Indemnitee to such effect.

The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.     MODIFICATION; WAIVER.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  Any waiver to this agreement shall be in writing.

5.     SUBROGATION.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.     NO DUPLICATION OF PAYMENTS.

The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment from the Company (under any insurance policy obtained by the Company or otherwise, and including payment made directly to the Indemnitee by an insurer under such an insurance policy) of the amounts otherwise indemnifiable hereunder.

7.     NOTIFICATION AND DEFENSE OF CLAIM.

Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will, if a request for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company promptly will not relieve the Company from any liability unless the Company is materially prejudiced by the failure to be so notified promptly, but in any case, the Company will not be relieved from any liability which it may have to Indemnitee otherwise than under this Agreement.  With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense; and

(b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ its counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be an actual or potential conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Claim or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in clause (ii) of this subsection 7(b).

(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its prior written consent.  The Company shall not settle any Claim in any manner which would impose any penalty, limitation, admission, Loss or Expense on the Indemnitee without the Indemnitee’s prior written consent.  Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement; provided that Indemnitee may, in his sole discretion, withhold consent to any proposed settlement that would impose any penalty, limitation, admission, Loss or Expense on the Indemnitee other than a Loss or Expense covered under such proposed settlement.

8.     NO PRESUMPTIONS.

For purposes of this Agreement, the termination of any Claim against Indemnitee by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to

Indemnitee’s Claim for indemnification or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.     NON-EXCLUSIVITY.

The rights of the Indemnitee hereunder shall not be deemed exclusive and shall be in addition to any other rights Indemnitee may have under the DGCL, the Certificate of Incorporation, the By-laws or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers of the Company are more favorable to such directors or officers than the rights currently provided thereunder or under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights to the extent permitted by applicable law.  To the extent that a change in the DGCL (whether by statute or judicial decision) permits broader indemnification by agreement than would be afforded under this Agreement, any other agreement, the Certificate of Incorporation or the By-laws, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  Other than as set forth in this section 9, in the case of any inconsistency between the indemnification provisions of this Agreement and any other agreement relating to the indemnification of an Indemnitee by the Company or any of its subsidiaries, the indemnification provisions of this Agreement shall control.  Notwithstanding the foregoing, any agreement or indemnification provision with the Company or any of its subsidiaries specified on Schedule 1 to this Agreement is hereby terminated upon effectiveness of this Agreement.

10.   LIABILITY INSURANCE

The Company shall maintain an insurance policy or policies providing directors’ and officers’ liability insurance that provides that Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer and in amounts and for coverage reasonably acceptable to Indemnitee.  Notice of any termination or failure to renew such policy or policies shall be provided to Indemnitee promptly upon the Company’s becoming aware of such termination or failure to renew.  The Company shall provide copies of all such insurance policies and any endorsements thereto whenever such documents have been provided to the Company.

11.           PAYMENT FOR EXPENSES AS WITNESS.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, trustee or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trustee or other entity, is a witness in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Company or any other party, the Company agrees to pay to Indemnitee all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf (or reasonably expected to be incurred by Indemnitee or on Indemnitee’s behalf within three months) in connection therewith.

12.   BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives.  This Agreement shall continue in effect during the Indemnification Period, regardless of whether

Indemnitee continues to serve as a director of the Company or in any other capacity at the Company or any other enterprise at the Company’s request.

13.   PERIOD OF LIMITATIONS.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of one-year from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

14.   SEVERABILITY.

The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law provided; however, that any such invalid, void, or otherwise unenforceable provision shall be considered not severable if and to the extent that its omission from this Agreement would or may materially alter or affect the intent or effect of this Agreement.  In such event, the parties shall use their reasonable efforts to replace any such invalid, void, or unenforceable provision with one or more provisions that most closely reflect their intent and effect.

15.   INTERPRETATION

To the extent of any inconsistency between the terms and scope of this Agreement and the By-Laws or any other prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof, the terms and scope of this Agreement shall govern and control.

16.   GOVERNING LAW; VENUE.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.  Any action relating to the performance of this Agreement shall be brought either in the State of New York or Delaware, at the option of the party commencing such action.

17.  NOTICES; WRITTEN DEMAND.

A notice or written demand shall be deemed to be received by the Company, or the Indemnitee as the case may be, when delivered (i) by courier to the relevant address set forth below or such other address as may be notified in writing by the Company or the Indemnitee, as the case may be, (ii) or five days after dispatch by first class mail (or air mail, if sent internationally), by registered or certified mail, return receipt requested, to said address (with a confirmation copy by fax to the fax number shown below, which confirmation copy is noted as received, or to the e-mail address noted below, as the case may be).  Such notice or written demand shall be addressed as follows:

If to the Company, to it at either of the following addresses:

NTL Incorporated

909 Third Avenue, Suite 2863

New York New York 10022

Attention (Urgent): General Counsel

Fax number: [               ]

or

NTL Incorporated

NTL House

Bartley Wood Business Park

Hook

Hampshire  RG27 9UP

Fax number: [                        ]

If to the Indemnitee, to him or her at the following address:

[Address and fax number or e-mail address]

IN WITNESS WHEREOF, upon the parties hereto duly executing the Agreement, this Agreement shall be in full force and effect from and as of the date of this Agreement.

NTL INCORPORATED

By:
Name: Bryan Hall
Title: Secretary & General Counsel

THE INDEMNITEE

By:
Name:

Amendment No. 1A to Indemnity Agreement

Dated           , 2006.

To:          Persons Listed on Exhibit A

Dear Sir/Madam,

The company then known as NTL Incorporated (and now known as NTL Holdings, Inc.)(“NTL Holdings”) entered into an Indemnity Agreement with you dated as of January 10, 2003 in your capacity as a director or officer of NTL Holdings (the “prior Indemnity Agreement”).

You recently entered into a new Indemnity Agreement with NTL Incorporated (“NTL Inc.”) dated as of                     , 2006 (the “new Indemnity Agreement”), which was intended to replace the prior Indemnity Agreement.  However, the prior Indemnity Agreement was broader in one respect, in that it specifically covered actions taken in connection with the reorganization of NTL Holdings, including actions taken as a prospective director.  NTL Inc. did not intend to narrow the scope of the new Indemnity Agreement in respect of such matters.

Consequently, you and we agree that the new Indemnity Agreement with you is hereby amended as follows:

1.             The definition of “Indemnifiable Event” in Section 1.0(d) of the new Indemnity Agreement is hereby amended by inserting “(i)” after the word “is” in the first line of that definition and adding the following at the end of that definition:

“and (ii) any event or occurrence related to the Indemnitee’s actions or inaction undertaken in connection with the steps of the Company’s subsidiary, NTL Holdings, Inc. (“NTL Holdings”), relating to the POS Regulations, or the fact that prior to the January 10, 2003 consummation of NTL Holdings’ plan of reorganization (the “Plan”) the Indemnitee was a prospective director of NTL Holdings or any affiliate thereof or by reason of anything done or not done by Indemnitee or NTL Holdings in any such capacity, including, but not limited to, any action taken in any such capacity in connection with the consummation of the Plan.”

2.             Section 1.0 is hereby amended by adding new sub-section “(h)” as follows:

“(h)         POS Regulations: shall mean the UK Public Offer of Securities Regulations 1995.”

Please confirm your agreement to the foregoing by signing this Amendment No. 1 and returning it to us.

Best regards.

Sincerely,

NTL Incorporated

By:
Name:
Title:

Accepted and Agreed:

The Indemnitee

Name:

Exhibit A

Jeffrey Benjamin

Simon P. Duffy

David Elstein

Robert C. Gale

William R. Huff

Robert Mackenzie

Richard H. Martin Jr.

George Zoffinger

Amendment No. 1B to Indemnity Agreement

Dated           , 2006.

To:          Persons Listed on Exhibit B

Dear Sir/Madam,

NTL Incorporated (the “Company”), formerly known as Telewest Global, Inc.,  entered into an Indemnity Agreement with you dated as of November 26, 2003 (the “prior Indemnity Agreement”).

You recently entered into a new Indemnity Agreement with the Company dated as of                     , 2006 (the “new Indemnity Agreement”), which was intended to replace the prior Indemnity Agreement.  However, the prior Indemnity Agreement was broader in one respect, in that it specifically covered actions taken in connection with the financial restructuring of Telewest Communications plc, including actions taken as a prospective director of the Company.  The Company did not intend to narrow the scope of the new Indemnity Agreement in respect of such matters.

Consequently, you and we agree that the new Indemnity Agreement with you is hereby amended as follows:

The definition of “Indemnifiable Event” in Section 1.0(d) of the new Indemnity Agreement is hereby amended by inserting “(i)” after the word “is” in the first line of that definition and adding the following at the end of that definition:

“and (ii) any event or occurrence related to the Indemnitee’s actions or inaction undertaken in connection with the financial restructuring of Telewest Communications, plc, or the fact that prior to the consummation of the financial restructuring of Telewest Communications plc such Indemnitee was a prospective director of the Company or any affiliate thereof or by reason of anything done or not done by Indemnitee or the Company in any such capacity, including, but not limited to, any action taken in such capacity in connection with the consummation of the financial restructuring of Telewest Communications plc.”

Please confirm your agreement to the foregoing by signing this Amendment No. 1 and returning it to us.

Best regards.

Sincerely,

NTL Incorporated

By:
Name:
Title:

Accepted and Agreed:

The Indemnitee

Name:

Exhibit B

William Connors

Estate of Cob Stenham

Neil Smith